Filed Pursuant to Rule 433

Issuer Free Writing Prospectus Dated January 15, 2015

Relating to Prospectus Supplement Dated January 9, 2015

Prospectus Dated June 5, 2014

Registration No. 333-195386

MSA COMPLIANT

Introducing...

RED SUN

BOLD TASTE. IMMENSELY SATISFYING.

- RED SUN is a highly innovative cigarette that answers the huge market demand for a reduced risk combustible cigarette!
- RED SUN has a bold taste and exposes smokers to substantially less 'tar' and less smoke than the leading cigarette brands and therefore reduces smokers' exposure to tobacco toxins.
- Smokers who enjoy *American Spirit®*, *Marlboro®* or *Camel®* will love RED SUN!*




BOLD COLD MENTHOL
RED SUN
RED SUN

* RED SUN is a registered trademark of 22nd Century Limited, LLC. All other names and marks are the registered trademarks of their respective owners and are not affiliated with 22nd Century Limited, LLC in any way.

2015 TRADE PARTNERS PROGRAM

We will issue you stock in our publicly traded company...


TRADE PARTNERS EARN 22ND CENTURY GROUP STOCK!
22ND CENTURY GROUP, INC.
YOUR NAME WILL GO HERE!

ABSOLUTELY FREE!

Attention Retailers!

Earn actual stock in 22nd Century Group, Inc. (NYSE MKT: XXII) through our **Trade Partners Program!**

For each and every carton of RED SUN you buy in 2015, you will earn $3.00 worth of XXII stock! Call 800-225-1838 for details!


RED SUN
RED SUN

The issuer has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for the offering to which this communication relates. Before you participate, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer will arrange to send you the prospectus if you request it by calling us at 716-270-1523.

REDSUNCIGARETTES.COM

MSA COMPLIANT

Introducing...

RED SUN

BOLD TASTE. IMMENSELY SATISFYING.



- **RED SUN** is a highly innovative cigarette that answers the huge market demand for a <u>reduced risk</u> combustible cigarette!
- **RED SUN** has a bold taste and exposes smokers to substantially less 'tar' and less smoke than the leading cigarette brands and therefore reduces smokers' exposure to tobacco toxins.
- Smokers who enjoy *American Spirit®*, *Marlboro®* or *Camel®* will love **RED SUN**!*


BOLD COLD MENTHOL
RED SUN
CIGARETTES
RED SUN
CIGARETTES
RED SUN

2015 TRADE PARTNERS PROGRAM

We will issue you stock in our publicly traded company...


TRADE PARTNERS EARN 22nd CENTURY GROUP STOCK!
22ND CENTURY GROUP, INC.
YOUR NAME WILL GO HERE!

ABSOLUTELY <u>FREE</u>!

* RED SUN is a registered trademark of 22nd Century Limited, LLC. All other names and marks are the registered trademarks of their respective owners and are not affiliated with 22nd Century Limited, LLC in any way.

<u>Attention Retailers</u>!

Earn actual stock in 22nd Century Group, Inc. (NYSE MKT: XXII) through our **Trade Partners Program!**

For each and every carton of RED SUN you buy in 2015, you will earn $3.00 worth of XXII stock! Call 800-225-1838 for details!


RED SUN
RED SUN

The issuer has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for the offering to which this communication relates. Before you participate, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer will arrange to send you the prospectus if you request it by calling us at 716-270-1523.

REDSUNCIGARETTES.COM

MSA COMPLIANT

Introducing...

RED SUN

BOLD TASTE. IMMENSELY SATISFYING.



- **RED SUN** is a highly innovative cigarette that answers the huge market demand for a reduced risk combustible cigarette!
- **RED SUN** has a bold taste and exposes smokers to substantially less 'tar' and less smoke than the leading cigarette brands and therefore reduces smokers' exposure to tobacco toxins.
- Smokers who enjoy *American Spirit*®, *Marlboro*® or *Camel*® will love **RED SUN**!*


BOLD COLD MENTHOL
RED SUN
RED SUN

2015 TRADE PARTNERS PROGRAM

We will issue you stock in our publicly traded company...


TRADE PARTNERS EARN 22nd CENTURY GROUP STOCK!
22ND CENTURY GROUP, INC.
YOUR NAME WILL GO HERE!

ABSOLUTELY FREE!

* RED SUN is a registered trademark of 22nd Century Limited, LLC. All other names and marks are the registered trademarks of their respective owners and are not affiliated with 22nd Century Limited, LLC in any way.

Attention Retailers!

Earn actual stock in 22nd Century Group, Inc. (NYSE MKT: XXII) through our **Trade Partners Program!**

For each and every carton of RED SUN you buy in 2015, you will earn $3.00 worth of XXII stock! Call 800-225-1838 for details!


RED SUN
RED SUN

The issuer has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for the offering to which this communication relates. Before you participate, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer will arrange to send you the prospectus if you request it by calling us at 716-270-1523.

REDSUNCIGARETTES.COM

• TRADE ADVERTISING • NOT FOR CONSUMER USE •

The statements set forth below are promotional communications directed exclusively to the trade to assist you in understanding our innovative new products. In an effort to comply with laws and regulations prohibiting such communications in advance of FDA approval, we do not currently communicate all of these statements to consumers.

RED SUN

Authentic, bold taste. Immensely satisfying smoke.

- **RED SUN** has a bold taste and exposes smokers to substantially less 'tar' and less smoke than the leading cigarette brands and therefore reduces smokers' exposure to tobacco toxins.
- **RED SUN** is a highly innovative cigarette that answers the huge market demand for a *reduced risk* combustible cigarette.
- **RED SUN** is made by a company whose primary mission is to reduce the harm caused by smoking. Visit xxiicentury.com to find out more!
- **RED SUN** is made by some of the same people who spearheaded the grass-roots marketing campaigns that popularized *American Spirit*® cigarettes. Smokers who enjoy *American Spirit*®, *Marlboro*® or *Camel*® will love RED SUN!†

†RED SUN is a registered trademark of 22nd Century Limited, LLC. All other names and marks are the registered trademarks of their respective owners and are not affiliated with 22nd Century Limited, LLC in any way.

Call for more information

(800) 225-1838



Goodrich Tobacco Company

A subsidiary of 22nd Century Group, Inc. | NYSE MKT: XXII

REDSUNCIGARETTES.COM

• TRADE ADVERTISING • NOT FOR CONSUMER USE •

*Summary of Official Rules of the 2015 RED SUN Trade Partners Program:

(This is a summary only and qualified by the reference to the full terms and conditions contained in the prospectus supplement described below)

All participating retailers must be licensed cigarette retailers in the U.S. at the time of entry. (Offer void in jurisdictions where prohibited by law).

The dollar amounts earned (the "Credits") will be applied by 22nd Century as of the last business day in the calendar quarter in which the Credits are earned (the "Purchase Date") to the sale by 22nd Century to each participating retailer of shares of 22nd Century common stock on the Purchase Date at a price per share equal to the average of the closing sale prices per share of the 22nd Century common stock for the last three (3) trading days immediately preceding the Purchase Date. 22nd Century will not issue fractional shares of 22nd Century common stock. Any fractional value of the Credit that remains at the end of the quarterly period will be eliminated so that each subsequent calendar quarter will begin with a zero balance of Credits. The Credits are not payable in cash. The Credits will only be applied by 22nd Century on the Purchase Date to the sale of 22nd Century common stock to participating retailers on each Purchase Date according to the above-described formula.

Any returns of RED SUN made in a timely manner by a retailer participating in the 2015 RED SUN Trade Partners Program will be deducted from the amounts of RED SUN purchased by such retailer, with an appropriate adjustment being made by 22nd Century to the Credits earned by such retailer. **Returns of RED SUN will not be accepted without valid UPC codes on the returned cartons of RED SUN.**

22nd Century must receive your Retailer Application and all applicable attachments for the 2015 RED SUN Trade Partners Program no later than 15 days after the last day of the calendar quarter in which you made your qualifying purchases of RED SUN. Applications and all other submitted materials and information become the property of 22nd Century and will not be returned.

Retailers will receive their 22nd Century common stock certificates by mail or express delivery service within 30-60 days after the last day of the calendar quarter in which they submitted their complete and accurate Retailer Applications accompanied by invoice copies and valid proofs of purchase at the address provided on the Application. Retailers may be required to sign an affidavit of eligibility and a release, which must be returned within one week or any shares of 22nd Century common stock to which the retailer may be entitled under the 2015 RED SUN Trade Partners Program may be forfeited.

22nd Century is not responsible for lost, misdirected, or late mail. All applicable federal, state, and local taxes (if any) are the sole responsibility of the retailer.

By entering the 2015 RED SUN Trade Partners Program, retailers agree that (a) 22nd Century, its subsidiaries, its affiliates, and their respective officers, directors, employees and agents shall have no liability for any injuries, losses, or damages of any kind (including death) resulting from participation in the program; (b) all submissions become the property of 22nd Century, which may thereafter use or not use all or any portion of them, as submitted or with editing or modifications, and with or without attributions, or for any purpose, including advertising and promotional uses; and (c) 22nd Century may use any retailer's name, likeness, and other indicia of identity for advertising and promotional purposes without any compensation.

This pamphlet is not an offer to buy or the solicitation of an offer to sell any security of 22nd Century nor will there be any offer, sale or solicitation of any security in any jurisdiction in which such offer, sale or solicitation would be unlawful.

22nd Century has filed a registration statement (including a prospectus and prospectus supplement) on Form S-3 (File No. 333-195386) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. For more information on the 2015 RED SUN Trade Partners Program, you should read the prospectus in that registration statement, the prospectus supplement filed on January 9, 2015 forming a part thereof, and other documents that 22nd Century has filed with the SEC for more complete information about 22nd Century and this offering. Notwithstanding anything to the contrary contained herein, the above summary is qualified in its entirety by the more detailed and most current official rules of the 2015 RED SUN Trade Partners Program as contained in the most recently filed registration statement (including all prospectuses and prospectus supplements) relating thereto. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov or by visiting the 22nd Century website at www.xxiicentury.com. Alternatively, 22nd Century will arrange to send you copies of the prospectus and most recent prospectus supplement if you request such documents by calling us at (716) 270-1523. 22nd Century reserves all rights to solely determine whether your company has properly and timely complied with the 2015 RED SUN Trade Partners Program.

**This does not constitute investment advice. Each participant must consult his/her/its own securities, tax, and accounting advisors.

Please cut along dotted line to return application

Mail the completed Retailer Application (on the reverse of this page) along with your proof of purchases (invoice copies AND actual UPCs cut from the bottom of each CARTON purchased) to:

2015 RED SUN TRADE PARTNERS PROGRAM
Goodrich Tobacco Company
PO Box 808
Clarence, New York 14031

22nd Century must receive your Retailer Application and all applicable attachments for the 2015 RED SUN Trade Partners Program no later than 15 days after the last day of the calendar quarter in which you made your qualifying purchases of RED SUN.

RED SUN

2015 TRADE PARTNERS PROGRAM


TRADE PARTNERS EARN
22nd CENTURY GROUP STOCK!
TCG
22ND CENTURY GROUP, INC.
This Certifies that
YOUR NAME WILL GO HERE!
is the record holder of
22ND CENTURY GROUP, INC.
SEAL

We will issue you stock in our publicly traded company...

ABSOLUTELY FREE!!


RED SUN
RED SUN

See inside for details!

*Summary of Official Rules of the 2015 RED SUN Trade Partners Program:

(This is a summary only and qualified by the reference to the full terms and conditions contained in the prospectus supplement described below.)

All participating retailers must be licensed cigarette retailers in the U.S. at the time of entry. (Offer void in jurisdictions where prohibited by law).

The dollar amounts earned (the "Credits") will be applied by 22nd Century as of the last business day in the calendar quarter in which the Credits are earned (the "Purchase Date") to the sale by 22nd Century to each participating retailer of shares of 22nd Century common stock on the Purchase Date at a price per share equal to the average of the closing sale prices per share of the 22nd Century common stock for the last three (3) trading days immediately preceding the Purchase Date. 22nd Century will not issue fractional shares of 22nd Century common stock. Any fractional value of the Credit that remains at the end of the quarterly period will be eliminated so that each subsequent calendar quarter will begin with a zero balance of Credits. The Credits are not payable in cash. The Credits will only be applied by 22nd Century on the Purchase Date to the sale of 22nd Century common stock to participating retailers on each Purchase Date according to the above-described formula.

Any returns of RED SUN made in a timely manner by a retailer participating in the 2015 RED SUN Trade Partners Program will be deducted from the amounts of RED SUN purchased by such retailer, with an appropriate adjustment being made by 22nd Century to the Credits earned by such retailer. **Returns of RED SUN will not be accepted without valid UPC codes on the returned cartons of RED SUN.**

22nd Century must receive your Retailer Application and all applicable attachments for the 2015 RED SUN Trade Partners Program no later than 15 days after the last day of the calendar quarter in which you made your qualifying purchases of RED SUN. Applications and all other submitted materials and information become the property of 22nd Century and will not be returned.

Retailers will receive their 22nd Century common stock certificates by mail or express delivery service within 30-60 days after the last day of the calendar quarter in which they submitted their complete and accurate Retailer Applications accompanied by invoice copies and valid proofs of purchase at the address provided on the Application. Retailers may be required to sign an affidavit of eligibility and a release, which must be returned within one week or any shares of 22nd Century common stock to which the retailer may be entitled under the 2015 RED SUN Trade Partners Program may be forfeited.

22nd Century is not responsible for lost, misdirected, or late mail. All applicable federal, state, and local taxes (if any) are the sole responsibility of the retailer.

By entering the 2015 RED SUN Trade Partners Program, retailers agree that (a) 22nd Century, its subsidiaries, its affiliates, and their respective officers, directors, employees and agents shall have no liability for any injuries, losses, or damages of any kind (including death) resulting from participation in the program; (b) all submissions become the property of 22nd Century, which may thereafter use or not use all or any portion of them, as submitted or with editing or modifications, and with or without attributions, or for any purpose, including advertising and promotional uses; and (c) 22nd Century may use any retailer's name, likeness, and other indicia of identity for advertising and promotional purposes without any compensation.

This pamphlet is not an offer to buy or the solicitation of an offer to sell any security of 22nd Century nor will there be any offer, sale or solicitation of any security in any jurisdiction in which such offer, sale or solicitation would be unlawful.

22nd Century has filed a registration statement (including a prospectus and prospectus supplement) on Form S-3 (File No. 333-195386) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. For more information on the 2015 RED SUN Trade Partners Program, you should read the prospectus in that registration statement, the prospectus supplement filed on January 9, 2015 forming a part thereof, and other documents that 22nd Century has filed with the SEC for more complete information about 22nd Century and this offering. Notwithstanding anything to the contrary contained herein, the above summary is qualified in its entirety by the more detailed and most current official rules of the 2015 RED SUN Trade Partners Program as contained in the most recently filed registration statement (including all prospectuses and prospectus supplements) relating thereto. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov or by visiting the 22nd Century website at www.xxiicentury.com. Alternatively, 22nd Century will arrange to send you copies of the prospectus and most recent prospectus supplement if you request such documents by calling us at (716) 270-1523. 22nd Century reserves all rights to solely determine whether your company has properly and timely complied with the 2015 RED SUN Trade Partners Program.

**This does not constitute investment advice. Each participant must consult his/her/its own securities, tax, and accounting advisors.

Mail the completed Retailer Application (on the reverse of this page) along with your proof of purchases (invoice copies AND actual UPCs cut from the bottom of each CARTON purchased) to:

2015 RED SUN TRADE PARTNERS PROGRAM
Goodrich Tobacco Company
PO Box 908
Clarence, New York 14031

22nd Century must receive your Retailer Application and all applicable attachments for the 2015 RED SUN Trade Partners Program no later than 15 days after the last day of the calendar quarter in which you made your qualifying purchases of RED SUN.

2015 TRADE PARTNERS PROGRAM RED SUN

Please cut along dotted line to return application

RED SUN

2015 TRADE PARTNERS PROGRAM


TRADE PARTNERS EARN
22nd CENTURY GROUP STOCK!
TCG
22ND CENTURY GROUP, INC.
This Certifies that
YOUR NAME WILL GO HERE!
is the record holder of
22ND CENTURY GROUP, INC.
SEAL

We will issue you stock in our publicly traded company...

ABSOLUTELY FREE!!


RED SUN
RED SUN

See inside for details!